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                                                                     EXHIBIT 3.4

                           AMENDED AND RESTATED BYLAWS
                                       OF
                              SHOWCASE CORPORATION


                                   ARTICLE I.
                             OFFICES, CORPORATE SEAL

     Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

     Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

     Section 1.03. Corporate Seal. The corporation shall have no corporate seal.


                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

     Section 2.01. Place and Time of Meetings. Except as provided otherwise by Minnesota Statutes Chapter 302A, meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

     Section 2.02. Regular Meetings.

     (a) A regular meeting of the shareholders shall be held on such date as the Board of Directors shall by resolution establish.

     (b) At a regular meeting the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall designate the number of directors to constitute the Board of Directors (subject to the authority of the Board of Directors thereafter to increase or decrease the number of directors as permitted by law and these Bylaws), shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.

     Section 2.03. Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the President, Treasurer, any two directors, or by a shareholder or shareholders holding 10% or more of the shares entitled to vote on the matters to
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be presented to the meeting; except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite percentage of the voting power of all shares entitled to vote may demand a special meeting of the shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation and containing the purposes of the meeting. Within 30 days after receipt of demand by one of those officers, the board of directors shall cause a special meeting of shareholders to be called and held on notice no later than 90 days after receipt of the demand, at the expense of the corporation. Special meetings shall be held on the date and at the time and place fixed by the chief executive officer or the board of directors, except that a special meeting called by or at demand of a shareholder or shareholders shall be held in the county where the principal executive office is located. The business transacted at a special meeting shall be limited to the purposes as stated in the notice of the meeting.

     Section 2.04. Quorum, Adjourned Meetings. The holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business at any regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn the meeting to such day as they shall, by majority vote, agree upon, and a notice of such adjournment and the date and time at which such meeting shall be reconvened shall be mailed to each shareholder entitled to vote at least 5 days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 2.05. Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation or statute provide otherwise, shall have one vote for each share having voting power registered in such shareholder's name on the books of the corporation. Jointly owned shares may be voted by any joint owner unless the corporation receives written notice from any one of them denying the authority of that person to vote those shares. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of shares entitled to vote and represented at the meeting at the time of the vote except if otherwise required by statute, the Articles of Incorporation, or these Bylaws.

     Section 2.06. Closing of Books. The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole

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or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the 20th day preceding the date of such meeting.

     Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each regular meeting and each special meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of adjournment, which notice shall be mailed at least ten days prior thereto; except that notice of a meeting at which an agreement of merger or exchange is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least fourteen days prior thereto. Every notice of any special meeting called pursuant to Section
2.03 hereof shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

     Section 2.08. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

     Section 2.09. Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders entitled to vote on that action.

     Section 2.10 Conduct of Shareholder Meetings. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting and the method by which business may be proposed, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Unless and to the extent otherwise determined by the chairman of the meeting, it shall not be necessary to follow Robert's Rules of Order or any other rules of parliamentary procedure at the meeting of the shareholders. Following completion

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of the business of the meeting as determined by the chairman of the meeting, the chairman of the meeting shall have the exclusive authority to adjourn the meeting.

     Section 2.11 Shareholder Proposals. To be properly brought before a regular meeting of shareholders, business must be (i) specified in the notice of the meeting, (ii) directed to be brought before the meeting by the Board of Directors or (iii) proposed at the meeting by a shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the matter, which must otherwise be a proper matter for shareholder action, in the manner herein provided. For business to be properly brought before a regular meeting by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the proposal will be made, (ii) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the proposal will be made, (iii) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business and (iv) any material interest in such business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made. The chairman of the meeting may refuse to acknowledge any proposed business not made in compliance with the foregoing procedure.

                                  ARTICLE III.
                                    DIRECTORS

     Section 3.01. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as otherwise permitted by statute.

     Section 3.02. Number, Qualification and Term of Office. The Board of Directors shall consist of one or more directors, the precise number to be established by resolution of the shareholders (subject to the authority of the Board of Directors to increase or decrease the number of directors as permitted by law and these bylaws). In the absence of such shareholder resolution, the number of directors shall be the number last fixed by the shareholders, the Board of Directors, the incorporator or the Articles of Incorporation. Directors need not be shareholders. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2000 regular meeting of shareholders, the term of office of the second class to expire at the 2001 regular meeting of shareholders and the term of office of the third class to expire at the 2002 regular meeting of shareholders. At each regular meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected to hold office for a term of three consecutive years. Each director of the corporation shall serve until such director's successor shall have been elected and shall qualify, or until the earlier death,

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resignation, removal or disqualification of such director. In case of an increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as nearly equal as possible, as shall be determined by the affirmative vote of a majority of the entire Board of Directors or by the holders of at least two-thirds of the stock of the corporation entitled to vote, considered as one class.

     Section 3.03. Board Meetings. Meetings of the Board of Directors may be held from time to time at such time and place within or without the State of Minnesota as may be designated in the notice of such meeting.

     Section 3.04. Calling Meetings; Notice. Meetings of the Board of Directors may be called by the Chairman of the Board by giving at least twenty-four hours' notice, or by any other director by giving at least five days' notice, of the date, time and place thereof to each director by mail, telephone, telegram or in person.

     Section 3.05. Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any director either before, at, or after such meeting orally or in a writing signed by such director. A director, by his attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     Section 3.06. Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting.

     Section 3.07. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. If such director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

     Section 3.08. Conference Communications. Any or all directors may participate in any meeting of the Board of Directors, or of any duly constituted committee thereof, by any means of communication through which the directors may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.08 shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.


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     Section 3.09. Vacancies; Newly Created Directorships. Vacancies in the
Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors of the Board although less than a quorum; newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors as permitted by Section
3.02 may be filled by a two-thirds vote of the directors serving at the time of such increase; and each director elected pursuant to this Section 3.09 shall be a director until such director's successor is elected by the shareholders at their next regular or special meeting.

     Section 3.10. Removal. Any or all of the directors may be removed from office at any time, but only for cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.

     Section 3.11. Committees. A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the board in the management of the business of the corporation to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be directors, appointed by affirmative vote of a majority of the directors present. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Directors, except as provided by Minnesota Statutes Section 302A.243.

     A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the directors present.

     Section 3.12. Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members, unless the Articles provide otherwise and the action need not be approved by the shareholders.

     Section 3.13. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as may be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.


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     Section 3.14. Nomination of Directors. Nominations of persons for election as directors may be made at a regular meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who (A) was a shareholder of record at the time of giving of notice provided for in these bylaws, (B) is entitled to vote at the meeting and (C) gives prior notice of the nomination in the manner herein provided. For a nomination to be properly made by a shareholder, the shareholder must give written notice to the Secretary of the corporation so as to be received at the principal executive offices of the corporation at least 120 days before the date that is one year after the date of the corporation's proxy statement for the prior year's regular meeting. Such notice shall set forth (i) as to the shareholder giving the notice: (A) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (B) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made and (ii) as to each person the shareholder proposes to nominate: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person and (C) the class and number of shares of the corporation's capital stock beneficially owned by the person. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


                                   ARTICLE IV.
                                    OFFICERS

     Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board), a President, a Treasurer, a Secretary (if one is elected by the Board) and such other officers and agents as may, from time to time, be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

     Section 4.02. Election, Term of Office and Qualifications. The Board of Directors shall elect or appoint, by resolution approved by the affirmative vote of a majority of the directors present, from within or without their number, the President, Treasurer and such other officers as may be deemed advisable, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these Bylaws or a resolution of the Board of Directors not inconsistent therewith. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

     Section 4.03. Removal and Vacancies. Any officer may be removed from his office by the Board of Directors at any time, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.


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     Section 4.04. Chairman of the Board. The Chairman of the Board, if one is
elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed, from time to time, by the Board of Directors.

     Section 4.05. President. The President shall be the chief executive officer and shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the Articles or Bylaws or by the Board of Directors to some other officer or agent of the corporation. He shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders, and in general, shall perform all duties usually incident to the office of the President. He shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

     Section 4.06. Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as prescribed by the Board of Directors or by the President. In the event of the absence or disability of the President, Vice Presidents shall succeed to his power and duties in the order designated by the Board of Directors.

     Section 4.07. Secretary. The Secretary, if one is elected, shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such meetings in the minute book of the corporation. He shall give proper notice of meetings of shareholders and directors. He shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

     Section 4.08. Treasurer. The Treasurer shall be the chief financial officer and shall keep accurate financial records for the corporation. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as the Board of Directors shall, from time to time, designate. He shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever requested, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

     Section 4.09. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined, from time to time, by resolution of the Board of Directors.


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                                   ARTICLE V.
                            SHARES AND THEIR TRANSFER

     Section 5.01. Certificates for Shares. All shares of the corporation shall be certificated shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President and by the Secretary or an Assistant Secretary or by such officers as the Board of Directors may designate. If the certificate is signed by a transfer agent or registrar, such signatures of the corporate officers may be by facsimile if authorized by the Board of Directors. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.04.

     Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered or to be rendered to the corporation under a written agreement, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted.

     Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation, the person or persons in whose name shares are registered on the books of the corporation.

     Section 5.04. Loss of Certificates. Except as otherwise provided by Minnesota Statutes Section 302A.419, any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit or that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.


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                                   ARTICLE VI.
                             DIVIDENDS, RECORD DATE

     Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

     Section 6.02. Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding 120 days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.


                                  ARTICLE VII.
                         BOOKS AND RECORDS, FISCAL YEAR

     Section 7.01. Share Register. The Board of Directors of the corporation shall cause to be kept at its principal executive office, or at another place or places within the United States determined by the board:

     (1) a share register not more than one year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder; and

     (2) a record of the dates on which certificates or transaction statements representing shares were issued.

     Section 7.02. Other Books and Records. The Board of Directors shall cause to be kept at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its registered office within ten days after receipt by an officer of the corporation of a written demand for them made by a shareholder or other person authorized by Minnesota Statutes
Section 302A.461, originals or copies of:

     (1)  records of all proceedings of shareholders for the last three years;

     (2)  records of all proceedings of the board for the last three years;

     (3)  its articles and all amendments currently in effect;

     (4)  its bylaws and all amendments currently in effect;

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     (5)  financial statements required by Minnesota Statutes Section 302A.463 and the financial statement for the most recent interim period prepared in the course of the operation of the corporation for distribution to the shareholders or to a governmental agency as a matter of public record;

     (6)  reports made to shareholders generally within the last three years;

     (7) a statement of the names and usual business addresses of its directors and principal officers;.

     (8) any shareholder voting or control agreements of which the corporation is aware; and

     (9) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

     Section 7.03. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.


                                  ARTICLE VIII.
                          LOANS, GUARANTEES, SURETYSHIP

     Section 8.01. The corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present and:

     (1)  is in the usual and regular course of business of the corporation;

     (2) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations;

     (3) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the board, to benefit the corporation; or

     (4) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares.


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The loan, guarantee, surety contract or other financial assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.


                                   ARTICLE IX.
                       INDEMNIFICATION OF CERTAIN PERSONS

     Section 9.01. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Minnesota Statutes Section 302A.521, as now enacted or hereafter amended.

     Section 9.02. Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.


                                   ARTICLE X.
                                   AMENDMENTS

     Section 10.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any regular or special meeting of shareholders called for such purpose, and the Board of Directors shall not make or alter any, Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board of Directors may adopt or amend by unanimous action any Bylaw to increase the number of directors.


                                   ARTICLE XI.
                        SECURITIES OF OTHER CORPORATIONS

     Section 11.01. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may,


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from time to time, grant such power and authority to one or more other persons and may remove such power and authority from the President upon any other person or persons.

     Section 11.02. Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.



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